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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549



                                     FORM 8-K



                                   CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): SEPTEMBER 27, 1995


                           CONSOLIDATED PRODUCTS, INC.
              (Exact name of registrant as specified in its charter)


         INDIANA                         0-8445                 37-0684070
(State or other jurisdiction     (Commission File Number)    (I.R.S. Imployer
     of incorporation)                                      Identification No.)



                  500 CENTURY BUILDING, 36 S. PENNSYLVANIA STREET
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 633-4100
                (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)





THE INDEX TO EXHIBITS IS LOCATED AT PAGE 2.                      TOTAL PAGES 3


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ITEM 5. OTHER EVENTS

Effective September 27, 1995, the Company has entered into a new ten-year $25,000,000 senior note agreement and private shelf facility (collectively, "the new agreement") with Prudential Insurance Company of America ("Prudential").
The new agreement is unsecured and requires the Company, among other things, to maintain certain financial ratios. As of September 27, 1995, the Company has new borrowings of $10,000,000 outstanding under this new agreement. Additionally, senior debt from a previous senior note agreement with Prudential ($14,250,000 outstanding at September 27, 1995) has been folded into the new agreement, with an interest rate, payment schedule and maturity date consistent with the previous agreement. The Company also extended the maturity date of its $30,000,000 unsecured revolving line of credit by one year to December 31, 1997.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS

     Exhibit                 Description of Exhibit                     Page No.
     -------                 ----------------------                     --------
      20.1            Press release dated October 5, 1995 regarding
                      the refinancing of the Company's Senior note
                      agreement with Prudential Insurance
                      Company of America.                                   3


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on October 6, 1995.


                                                  CONSOLIDATED PRODUCTS, INC.

                                                  /S/ JAMES W. BEAR
                                                  ----------------------------
                                                  By: James W. Bear
                                                       Senior Vice President and
                                                       Chief Financial Officer